Exhibit 99.1

EMPIRE STATE REALTY TRUST ANNOUNCES FINANCINGS

New York, New York, March 23, 2020 — Empire State Realty Trust, Inc. (NYSE: ESRT) (the “Company”), a leading real estate investment trust with office and retail properties in Manhattan and the greater New York metropolitan area, today announced the completion of financings that added $300 million in net incremental cash proceeds to its balance sheet at an all-in blended cost of 2.6%, or 3.6% inclusive of interest rate swap agreements, and a weighted average maturity of 8.1 years.

Private Placement of Senior Unsecured Notes

On March 17, 2020, the Company issued and sold an aggregate principal amount of $175 million of senior unsecured notes in a private placement to entities affiliated with Prudential Private Capital, MetLife Management Advisors, LLC, and AIG Asset Management.

The notes consist of $100 million of 3.61% Series G Senior Notes due March 2032 and $75 million of 3.73% Series H Senior Notes due March 2035.

Unsecured Bank Term Loans

On March 19, 2020, the Company proactively refinanced its existing $265 million unsecured bank term loan due August 2022 with a new $215 million unsecured term loan due March 2025 with an initial interest rate of LIBOR plus 1.20% and at the same time completed a new $175 million unsecured term loan due December 2026 with an initial interest rate of LIBOR plus 1.50%.

Inclusive of variable to fixed interest rate swap agreements entered into in 2017 and 2018 and reported in the company’s supplemental, the combined annualized interest rate for the private placement and bank term loans is approximately 4.0% for 2020 and 2021 and decreases in subsequent years.

Financial Strength

The Company continues to maintain a balance sheet to support both its ongoing requirements and growth strategies in any environment. These recently completed actions improve upon our existing liquidity and maintain well-laddered debt maturities.

For the March 2025 term loan, BofA Securities, Inc. and Wells Fargo Securities, LLC served as Joint Bookrunners. BofA Securities, Inc. and Wells Fargo Securities, LLC, together with Capital One National Association, Citizens Bank, National Association, SunTrust Robinson Humphrey Inc., and U.S. Bank National Association are Joint Lead Arrangers. Wells Fargo Bank, N.A. and Capital One, National Association are Syndication Agents and Bank of America, N.A. is Administrative Agent.

For the December 2026 term loan, Wells Fargo Securities, LLC served as Sole Bookrunner. Wells Fargo Securities, LLC, Capital One National Association, U.S. Bank National Association and SunTrust Robinson Humphrey Inc. are Joint Lead Arrangers. Capital One, National Association is Syndication Agent and Wells Fargo Bank N.A. is Administrative Agent.

About Empire State Realty Trust

Empire State Realty Trust, Inc. (NYSE: ESRT), a leading real estate investment trust (REIT), owns, manages, operates, acquires and repositions office and retail properties in Manhattan and the greater New York metropolitan area, including the Empire State Building, the world’s most famous building. Headquartered in New York, New York, the Company’s office and retail portfolio covers 10.1 million rentable square feet, as of December 31, 2019, consisting of 9.4 million rentable square feet in 14 office properties, including nine in Manhattan, three in Fairfield County, Connecticut and two in Westchester County, New York; and approximately 700,000 rentable square feet in the retail portfolio.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words such as “assumes,” “believes,” “estimates,” “expects,” “intends,” “plans,” “projects” or the negative of these words or similar words or expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. Such factors and risks include, without limitation, a failure of conditions or performance regarding any event or transaction described above, regulatory changes, and other risks and uncertainties described from time to time in the Company’s filings with the SEC, including those set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under the headings “Risk Factors”. Except as may be required by law, the Company does not undertake a duty to update any forward-looking statement, whether as a result of new information, future events or otherwise.

Contact:

Investors

Empire State Realty Trust Investor Relations

(212) 850-2678

IR@empirestaterealtytrust.com

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